EXHIBIT 99.1

Support.com Reports First Quarter 2016 Financial Results

Redwood City, CA – April 27, 2016 – Support.com, Inc. (NASDAQ: SPRT), makers of award-winning Support.com® Cloud software (formerly “Nexus®”) for Support Interaction Optimization and a leading provider of tech support and turnkey support center services, today reported unaudited financial results for its first quarter ended March 31, 2016.

“In Q1, 2016, we accelerated progress in Support.com Cloud, identified new types of services opportunities propelled by our Cloud capabilities and continued to execute at a high level in our current Services Programs,” said Elizabeth Cholawsky, President and Chief Executive Officer. “We have put in place and are executing a cost reduction plan focused on lowering our cash usage through headcount and expense reductions. We believe this will lead to profitability on a non-GAAP basis for the full year 2018. With the progress that we’ve made at the beginning of this year and with our streamlined organization, I am confident that we can take full advantage of the opportunities in the changing support market and deliver value to both customers and shareholders.”

Q1 2016 Financial Summary

For the first quarter of 2016, total revenue was $16.6 million compared to $23.2 million in the first quarter of 2015 and $15.7 million in the fourth quarter of 2015.

On a non-GAAP basis, loss from continuing operations for the first quarter of 2016 was $(3.7) million, or $(0.07) per share, compared to a loss of $(1.4) million, or $(0.03) per share in the first quarter of 2015 and a loss of $(4.2) million, or $(0.08) per share, in the fourth quarter of 2015.

On a GAAP basis, loss from continuing operations for the first quarter of 2016 was $(4.6) million, or $(0.08) per share, compared to $(2.5) million, or $(0.05) per share, in the first quarter of 2015 and $(5.1) million or $(0.09) per share, in the fourth quarter of 2015.

Non-GAAP income (loss) from continuing operations excludes stock-based compensation expense, amortization of intangible assets and other, restructuring and impairment charges, acquisition expense, other non-recurring items, charges for uncertain tax positions, and tax expense (benefit) associated with acquired goodwill. Collectively, these items impacted income (loss) from continuing operations by $928,000 in the first quarter of 2016, $1.1 million in the first quarter of 2015 and $953,000 in the fourth quarter of 2015. A reconciliation of GAAP to non-GAAP results is presented in the tables below.

Balance Sheet Information

At March 31, 2016, cash, cash equivalents and investments were $61.3 million, compared to $65.7 million at December 31, 2015.

Recent Company Highlights

•	Increased Support.com Cloud usage across key metrics, including average number of customer sessions per week, which increased by more than 160% sequentially

•	Became part of the NetSuite SuiteCloud Developer Network; Support.com Cloud Agent SuiteApp is Built for NetSuite (BFN) verified

•
Established partnership with Icontrol, the company behind one of the most widely-distributed interactive security and home automation platforms, which includes integration of Cloud capabilities directly into the Icontrol platform

•	Executing cost reduction plan to reduce longer term cash burn and accelerate path to profitability on a non-GAAP basis

Support.com will host a conference call discussing the Company’s first quarter 2016 results on Wednesday, April 27, 2016, starting at 4:30 p.m. EDT (1:30 p.m. PDT). The live call may be accessed by dialing (877) 388-8486 (domestic), or (408) 427-3864 (international), using passcode 88448002. A live audio webcast and replay of the call will be available at the Investor Relations section of the Support.com website at http://corp.support.com/about-us/investor-relations/investor-webinars-events.

About Support.com

Support.com, Inc. (NASDAQ:SPRT) is the leading provider of cloud-based software and services to deliver next-generation technical support. Support.com helps leading brands in software, electronics, communications, retail, Internet of Things (IoT) and other connected technology industries deepen their customer relationships. Customers want technology that works the way it’s intended. By using Support.com software and services, companies can deliver a fantastic customer experience, leading to happier customers, greater brand loyalty and growing revenues.

For more information, please visit http://www.support.com or follow us @support_com.

Support.com, Inc. is an Equal Opportunity Employer. For more information, visit http://www.support.com/about-us/careers.

© 2016 Support.com, Inc. All rights reserved. Support.com, the Support.com logo and Nexus are trademarks or registered trademarks of Support.com, Inc. in the United States and other countries. All other trademarks are the property of their respective owners.

Safe Harbor Statement

This press release contains “forward-looking statements” as defined under the U.S. federal securities laws, including the Private Securities Litigation Reform Act of 1995, and is subject to the safe harbors created by such laws. Forward-looking statements include, for example, all statements relating to expected financial performance (including without limitation statements involving growth and projections of revenue, margin, profitability, income (loss) from continuing operations, income (loss) per share from continuing operations, cash usage or generation, cash balance as of any future date, capital structure and other financial items); the plans and objectives of management for future operations, customer relationships, products, services or investments; personnel matters; and future performance in economic and other terms. Such forward-looking statements are based on current expectations that involve a number of uncertainties and risks that may cause actual events or results to differ materially from those indicated by such forward-looking statements, including, among others, our ability to retain and grow major programs, our ability to expand and diversify our customer base, our ability to market and sell our Support.com Cloud (formerly “Nexus®”) software-as-a-service (SaaS) offering, our ability to maintain and grow revenue, our ability to successfully develop new products and services, our ability to manage our workforce, our ability to operate in markets that are subject to extensive regulations, such as support for home security systems, our ability to control expenses and achieve desired margins, our dependence on a small number of customers and partners, our ability to attract, train and retain talented employees, the potential for acquisitions or other strategic transactions that deplete our resources or do not prove successful, privacy concerns, the potential for payment fraud issues, potential intellectual property, class action or other litigation, potential impairments of long lived assets, our ability to utilize and realize the value of our net operating loss carryforwards and how they could be substantially limited or permanently impaired, given our current market capitalization and cash position, if we experienced an “ownership change” as defined in Section 382 of the Internal Revenue Code and whether our recently adopted tax benefits preservation plan will be effective in reducing the likelihood of such an unintended ownership change from occurring, and risks, disruption, costs and uncertainty caused by or related to the actions of activist stockholders, including that if individuals are elected to our Board with a specific agenda, it may adversely affect our ability to effectively implement our business strategy and create value for our stockholders and perceived uncertainties as to our future direction as a result of potential changes to the composition of our Board may lead to the perception of a change in the direction of our business, instability or a lack of continuity which may be exploited by our competitors, cause concern to our current or potential clients, and may result in the loss of potential business opportunities and make it more difficult to attract and retain qualified personnel and business partners, our ability to execute the cost reduction program involving the planned actions on the expected schedule, our ability to achieve the cost savings expected in connection with the cost reduction plan, the ultimate effect of any such cost reductions on our financial results, and our ability to manage the effects of the cost reduction plan on our workforce and other operations. These and other risks may be detailed from time to time in Support.com’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its latest Annual Report on Form 10-K and its latest Quarterly Report on Form 10-Q, copies of which may be obtained from www.sec.gov. Support.com assumes no obligation to update its forward-looking statements, except as may otherwise be required by the federal securities laws.

Disclosure Regarding Non-GAAP Financial Measures

Support.com excludes stock-based compensation expense, amortization of intangible assets and other, restructuring and impairment charges, acquisition expense, other non-recurring items, charges for uncertain tax positions and tax expense (benefit) associated with acquired goodwill from its GAAP results, in order to determine the non-GAAP financial measures of income (loss) from continuing operations and income (loss) from continuing operations per share, as described in A through G below. We believe that the non-GAAP measures, when viewed in addition to and not in lieu of our reported GAAP results, assist investors in understanding our results of operations.

A. Stock-based compensation expense. Management excludes stock-based compensation expense when evaluating its performance from period to period because such expenses do not require cash settlement and because such expenses are not used by management to assess the performance of the Company’s business. Stock-based compensation expense was $661,000 in the first quarter of 2016, compared to $711,000 in the first quarter of 2015 and $686,000 in the fourth quarter of 2015.

B. Amortization of intangible assets and other. The Company does not acquire businesses on a predictable cycle; therefore management excludes acquisition-related intangible asset amortization and related charges when evaluating its operating performance. Amortization of intangible assets and other was $267,000 in the first quarter of 2016, compared to $268,000 in the first quarter of 2015 and $267,000 in the fourth quarter of 2015.

C. Restructuring and impairment charges. Management excludes restructuring and impairment charges when evaluating its operating performance because the Company does not incur such charges on a predictable basis and exclusion of such charges enables more consistent evaluation of the Company’s operating performance. Goodwill impairment charge was zero in the first quarter of 2016, the first quarter of 2015 and in the fourth quarter of 2015.

D. Acquisition expense. The Company does not acquire businesses on a predictable cycle; therefore management excludes acquisition expenses such as legal fees and advisory fees when evaluating ongoing operating performance. Acquisition expense was zero in the first quarter of 2016, the first quarter of 2015 and the fourth quarter of 2015.

E. Other non-recurring items. Management excludes non-recurring items, which generally do not require cash settlement, when evaluating its operating performance because the Company does not incur such expenses or obtain such benefits on a predictable basis and exclusion of such expenses or benefits enables more consistent evaluation of the Company’s operating performance. Other non-recurring items resulted in no expense or benefit in the first quarter of 2016, no expense or benefit in the first quarter of 2015 and no expense or benefit the fourth quarter of 2015.

F. Charges for uncertain tax positions. The Company excludes charges for uncertain tax positions because excluding such charges enables more consistent evaluation of the Company’s operating performance. Charges for uncertain tax positions were zero in the first quarter of 2016, the first quarter of 2015 and the fourth quarter of 2015.

G. Tax expense (benefit) associated with acquired goodwill. The Company does not amortize goodwill in its consolidated financial statements. Goodwill created through Asset Purchase Agreement transactions is amortizable for tax purposes and a deferred tax liability is recorded as the tax deduction is realized. The deferred tax liability will not be reversed unless and until the goodwill is disposed of or impaired. The Company excludes the tax expense (benefit) associated with acquired goodwill when evaluating its operating performance because the Company does not acquire businesses on a predictable cycle and excluding such expense (benefit) enables more consistent evaluation of the Company’s operating performance. Tax expense (benefit) associated with acquired goodwill was zero in the first quarter of 2016, compared to an expense of $71,000 in the first quarter of 2015 and zero in the fourth quarter of 2015.

The Company believes that non-GAAP financial measures have significant limitations in that they do not reflect all of the amounts associated with the Company’s financial results as determined in accordance with GAAP and that these measures should only be used to evaluate the Company’s financial results in conjunction with the corresponding GAAP measures. In addition, the exclusion of the items indicated above from the non-GAAP financial measures presented does not indicate an expectation by management that such items will not be incurred in subsequent periods.

SUPPORT.COM, INC.
GAAP CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	March 31,	December 31,
	2016 (1)	2015 (2)

Assets
Current assets:
Cash, cash equivalents and short-term investments	$61,286	$65,734
Accounts receivable, net	10,466	10,019
Prepaid expenses and other current assets	1,771	1,474
Total current assets	73,523	77,227
Property and equipment, net	2,148	1,989
Intangible assets, net	1,027	1,294
Other assets	1,003	982

Total assets	$77,701	$81,492

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued compensation	$4,217	$3,035
Other accrued liabilities	2,821	4,135
Short-term deferred revenue	2,357	2,184
Total current liabilities	9,395	9,354
Long-term deferred revenue	89	102
Other long-term liabilities	448	690
Total liabilities	9,932	10,146

Stockholders' equity:
Common stock	5	5
Additional paid-in-capital	265,985	265,324
Treasury stock	(5,198)	(5,167)
Accumulated other comprehensive loss	(2,197)	(2,302)
Accumulated deficit	(190,826)	(186,514)
Total stockholders' equity	67,769	71,346

Total liabilities and stockholders' equity	$77,701	$81,492

Note 1: Amounts are subject to completion of management's customary closing and review procedures.

Note 2: Derived from audited consolidated financial statements for the year ended December 31, 2015.

SUPPORT.COM, INC.
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31, 2016 (1)	December 31, 2015	March 31, 2015

Revenue:
Services	$15,283	$14,418	$21,875
Software and other	1,314	1,293	1,282
Total revenue	16,597	15,711	23,157

Cost of revenue:
Cost of services (3)	13,860	12,884	18,394
Cost of software and other (3)	119	127	150
Total cost of revenue	13,979	13,011	18,544
Gross profit	2,618	2,700	4,613
Operating expenses:

Research and development (3)	1,708	1,713	1,524
Sales and marketing (3)	2,072	2,053	2,208
General and administrative (3)	3,248	3,828	3,060
Amortization of intangible assets and other	267	267	268
Total operating expenses	7,295	7,861	7,060

Loss from operations	(4,677)	(5,161)	(2,447)

Interest income and other, net	133	111	100

Loss from continuing operations, before income taxes	(4,544)	(5,050)	(2,347)

Income tax provision (benefit)	52	76	126

Loss from continuing operations, after income taxes	(4,596)	(5,126)	(2,473)

Income (loss) from discontinued operations, net of income taxes	284	(4)	42

Net loss	$(4,312)	$(5,130)	$(2,431)

Loss from continuing operations, after income taxes
Basic	$(0.08)	$(0.09)	$(0.05)
Diluted	$(0.08)	$(0.09)	$(0.05)

Income (loss) from discontinued operations, net of income taxes
Basic	$0.00	$(0.00)	$0.01
Diluted	$0.00	$(0.00)	$0.01

Shares used in computing per share amounts:
Basic	54,886	54,792	54,237
Diluted	54,886	54,792	54,237

Note 3: Includes stock-based compensation expense, restructuring and impairment charges, acquisition expense and other non-recurring items, as follows:

	Three Months Ended
	March 31, 2016 (1)	December 31, 2015	March 31, 2015
Cost of revenue:
Cost of services	$56	$47	$62
Cost of software and other	2	2	4
Operating expenses:
Research and development	98	147	130
Sales and marketing	84	106	66
General and administrative	421	384	449
Total	$661	$686	$711

SUPPORT.COM, INC.
RECONCILIATION OF GAAP FINANCIAL RESULTS TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31, 2016	December 31, 2015	March 31, 2015

GAAP cost of revenue	$13,979	$13,011	$18,544
Stock-based compensation expense (Cost of revenue portion only)	(58)	(49)	(66)
Other non-recurring items	-	-	-
Non-GAAP cost of revenue	$13,921	$12,962	$18,478

GAAP operating expenses	$7,295	$7,861	$7,060
Stock-based compensation expense (Excl. cost of revenue portion)	(603)	(637)	(645)
Amortization of intangible assets and other	(267)	(267)	(268)
Restructuring and impairment charges	-	-	-
Non-GAAP operating expenses	$6,425	$6,957	$6,147

GAAP income tax provision (benefit)	$52	$76	$126
Tax expense (benefit) associated with acquired goodwill	-	-	(71)
Charges for uncertain tax positions	-	-	-
Non-GAAP income tax provision	$52	$76	$55

GAAP loss from continuing operations, after income taxes	$(4,596)	$(5,126)	$(2,473)
Stock-based compensation expense	661	686	711
Amortization of intangible assets and other	267	267	268
Tax expense (benefit) associated with acquired goodwill	-	-	71
Charges for uncertain tax positions	-	-	-
Restructuring and impairment charges	-	-	-
Other non-recurring items	-	-	-
Total impact of Non-GAAP exclusions	928	953	1,050
Non-GAAP income (loss) from continuing operations, after income taxes	$(3,668)	$(4,173)	$(1,423)

Loss from continuing operations, after income taxes
Basic - GAAP	$(0.08)	$(0.09)	$(0.05)
Basic - Non-GAAP	$(0.07)	$(0.08)	$(0.03)

Diluted - GAAP	$(0.08)	$(0.09)	$(0.05)
Diluted - Non-GAAP	$(0.07)	$(0.08)	$(0.03)
Shares used in computing per share amounts (GAAP)
Basic	54,886	54,792	54,237
Diluted	54,886	54,792	54,237
Shares used in computing per share amounts (Non-GAAP)
Basic	54,886	54,792	54,237
Diluted	54,886	54,792	54,237

The adjustments above reconcile the Companys GAAP financial results to the non-GAAP financial measures used by the Company. The Company's non-GAAP financial measures exclude stock-based compensation expense, amortization of intangible assets and other, restructuring and impairment charges, acquisition expense, other non-recurring items and tax expense (benefit) associated with acquired goodwill. The Company believes that presentation of these non-GAAP items provides meaningful supplemental information to investors, when viewed in conjunction with, and not in lieu of, the Company's GAAP results. However, the non-GAAP financial measures have not been prepared under a comprehensive set of accounting rules or principles. Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP. Moreover, there are material limitations associated with the use of non-GAAP financial measures.  See the text of this press release for more information on non-GAAP financial measures.

2016 Amounts are subject to completion of management's customary closing and review procedures.

Investor Contact
Jacob Moelter
Investor Relations, Support.com
+1.650.556.8595
jacob.moelter@support.com